Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WT HOLDING COMPANY, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2002, AT 3:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3607169 8100

020789580

AUTHENTICATION: 2169661

DATE: 12-24-02

CERTIFICATE OF INCORPORATION

OF

WT HOLDING COMPANY, INC.

ARTICLE I

Name

The name of the corporation (herein the "Corporation") is:

WT Holding Company, Inc.

ARTICLE II

Registered Office and Agent

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. Its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Objects and Powers

The nature of the Corporation's business, and its objects, purposes and powers are as follows:

3.01 To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness created by any other corporation or corporations and interests in partnerships or other entities organized under the laws of any state, or any bonds or evidences of indebtedness of the United States or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness, or obligations of the Corporation and while the owner thereof to exercise all rights, powers, and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned; and

3.02 To transact any business, to engage in any lawful act or activity, and to exercise all powers permitted to corporations by the General Corporation Law of Delaware.

The enumeration herein of the objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which the Corporation is empowered to exercise, whether expressly by purpose, or by any of the laws of the State of Delaware or any reasonable construction of such laws.

ARTICLE IV

Capital Stock

4.01 The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is One Thousand (1,000), consisting of One Thousand (1,000) Shares of $.01 par value common stock.

4.02 Dividends upon Shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Dividends upon Corporation Shares may be paid in cash, property, or Shares of any class or series of or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

4.03 The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the Corporation's issued and outstanding Shares are parties, restricting the transfer or registration of transfer of any or all of the Corporation's Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

ARTICLE V

Incorporator

The name and mailing address of the incorporator is:

Name	Mailing Address
Johann R. Manning, Jr.	200 Clinton Avenue, Suite 1000 Huntsville, Alabama 35801

ARTICLE VI

Directors

The following persons shall serve as directors of the Corporation until their successors are duly elected and qualified:

Name	Mailing Address
Dennis Horowitz	200 Clinton Avenue, Suite 1000 Huntsville, AL 35801
James E. Deason	200 Clinton Avenue, Suite 1000 Huntsville, AL 35801

Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ARTICLE VII

Special Provisions

In furtherance and not in limitation of the powers conferred by law, the following provisions for regulation of the Corporation, its directors and stockholders are hereby established:

7.01 The Corporation shall have the right to purchase, redeem, receive, take, or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own Shares to the full extent of undivided profits, earned, capital or other surplus or any other funds lawfully available therefor.

7.02 A director shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption under Delaware General Corporation Law, Section 174, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intention of the stockholders that the directors of the Corporation be protected from personal liability to the fullest extent permitted by the Delaware General Corporation Law as it now or hereafter exists. If at any time in the future the Delaware General Corporation Law is modified to permit further or additional limitations on the extent to which directors may be held personally liable to the Corporation, the protection afforded by this Section 7.02 shall be expanded to afford the maximum protection permitted under such law. Any repeal or modification of this Section 7.02 by the stockholders of the Corporation shall be

prospective only, and shall not diminish the rights, or expand the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

7.03 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

7.04 The Corporation's Board of Directors is authorized and empowered to amend, alter, change or repeal the Corporation's By-Laws and adopt new By-Laws.

ARTICLE VIII

Duration

The Corporation shall have perpetual duration and existence.

THE UNDERSIGNED incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set his hand as of this 20th day of December, 2002.

Johann R. Manning, Jr.
Incorporator

613778

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 12/20/2002
020789580 - 3607169

CERTIFICATE OF INCORPORATION

OF

WT HOLDING COMPANY, INC.

ARTICLE I

Name

The name of the corporation (herein the "Corporation") is:

WT Holding Company, Inc.

ARTICLE II

Registered Office and Agent

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. Its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Objects and Powers

The nature of the Corporation's business, and its objects, purposes and powers are as follows:

3.01 To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness created by any other corporation or corporations and interests in partnerships or other entities organized under the laws of any state, or any bonds or evidences of indebtedness of the United States or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness, or obligations of the Corporation and while the owner thereof to exercise all rights, powers, and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned; and

3.02 To transact any business, to engage in any lawful act or activity, and to exercise all powers permitted to corporations by the General Corporation Law of Delaware.

The enumeration herein of the objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which the Corporation is empowered to exercise, whether expressly by purpose, or by any of the laws of the State of Delaware or any reasonable construction of such laws.

ARTICLE IV

Capital Stock

4.01 The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is One Thousand (1,000), consisting of One Thousand (1,000) Shares of $.01 par value common stock.

4.02 Dividends upon Shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Dividends upon Corporation Shares may be paid in cash, property, or Shares of any class or series of or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

4.03 The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the Corporation's issued and outstanding Shares are parties, restricting the transfer or registration of transfer of any or all of the Corporation's Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

ARTICLE V

Incorporator

The name and mailing address of the incorporator is:

Name	Mailing Address
Johann R. Manning, Jr.	200 Clinton Avenue, Suite 1000 Huntsville, Alabama 35801

ARTICLE VI

Directors

The following persons shall serve as directors of the Corporation until their successors are duly elected and qualified:

Name	Mailing Address
Dennis Horowitz	200 Clinton Avenue, Suite 1000 Huntsville, AL 35801
James E. Deason	200 Clinton Avenue, Suite 1000 Huntsville, AL 35801

Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ARTICLE VII

Special Provisions

In furtherance and not in limitation of the powers conferred by law, the following provisions for regulation of the Corporation, its directors and stockholders are hereby established:

7.01 The Corporation shall have the right to purchase, redeem, receive, take, or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own Shares to the full extent of undivided profits, earned, capital or other surplus or any other funds lawfully available therefor.

7.02 A director shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption under Delaware General Corporation Law, Section 174, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intention of the stockholders that the directors of the Corporation be protected from personal liability to the fullest extent permitted by the Delaware General Corporation Law as it now or hereafter exists. If at any time in the future the Delaware General Corporation Law is modified to permit further or additional limitations on the extent to which directors may be held personally liable to the Corporation, the protection afforded by this Section 7.02 shall be expanded to afford the maximum protection permitted under such law. Any repeal or modification of this Section 7.02 by the stockholders of the Corporation shall be

prospective only, and shall not diminish the rights, or expand the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

7.03 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

7.04 The Corporation's Board of Directors is authorized and empowered to amend, alter, change or repeal the Corporation's By-Laws and adopt new By-Laws.

ARTICLE VIII

Duration

The Corporation shall have perpetual duration and existence.

THE UNDERSIGNED incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set his hand as of this 20th day of December, 2002.

Johann R. Manning, Jr.
Incorporator

613778